Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cyren Ltd. 2016 Non-Employee Director Equity Incentive Plan and 2016 Equity Incentive Plan, each as amended and restated, of our report dated March 30, 2020, with respect to the consolidated financial statements of Cyren Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ KOST, FORER, GABBAY & KASIERER
KOST, FORER, GABBAY & KASIERER	Tel Aviv, Israel
A Member of Ernst & Young Global	May 14, 2020